Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

First Quarter Results
•	Record Revenue $28.8M - 8% Growth over Q4 2009
•	Another Record PCI Express Unit, Dollar Shipment Quarter at 16% Growth over Q4 2009
•	Release of World’s Highest-Performance Consumer NAS Solution

SUNNYVALE, Calif. – (April 26, 2010) – PLX Technology, Inc. (NASDAQ: PLXT) today announced first-quarter 2010 revenues of $28.8 million and net income of $1.5 million, or $0.04 per share (diluted).

“This is our second consecutive quarter of being profitable and setting record revenue,” said Ralph Schmitt, president and CEO of PLX.  “We continue to improve on our execution, setting us up for an excellent 2010.   Our business continues to be robust, but what I am most excited about is some of the new, industry-leading products we are bringing to market.  We are the market leader in PCI Express Gen 1, Gen 2 and now Gen 3 switches, and we are further solidifying ourselves in consumer storage with the industry’s best integrated hardware and software solutions.”

GAAP Financial Comparison

Quarterly Results (in millions, except per share amounts)

	Q1 2010	Q1 2009	Q4 2009
Revenue	$28.8	$16.5	$26.6
Operating expense	$14.7	$18.3	$13.4
Operating income (loss)	$1.7	$(9.3)	$2.4
Net income (loss)	$1.5	$(10.5)	$2.6
Earnings (loss) per share (diluted)	$0.04	$(0.31)	$0.07

Non-GAAP Financial Comparison

Quarterly Results (in millions, except per share amounts)

	Q1 2010	Q1 2009	Q4 2009
Revenue	$28.8	$16.5	$26.6
Operating expense	$13.7	$14.5	$12.4
Net income (loss)	$2.5	$(6.7)	$3.5
Earnings (loss) per share (diluted)	$0.07	$(0.19)	$0.09

Non-GAAP results exclude share-based compensation, including employee stock ownership plan (ESOP) expenses, amortization of acquired intangibles, acquisition-related expenses and impairment of long-lived assets.

“Our gross margins remained strong at 57 percent with continued cost optimization efforts on our products,” Schmitt said.  “Our operations team did an excellent job in meeting customer product demand in a tightening supply chain.  It is our objective to continue to build a very profitable business by expanding revenues and through control of our spending.  As expected, operating costs increased this quarter as improved business conditions allowed us to return to a full work schedule and we experienced typical seasonal increases in audit fees and payroll taxes.  Our disciplined spending on R&D, product marketing and design support through the recent downturn has positioned us with great products for industry-leading customers in a very competitive environment.”

Product Information

PLX continues to innovate and deliver industry leading products with key customer engagements. The following products and developments were publicly announced during the first quarter:

•	Demonstrated and delivered to customers the world's first PCI Express Gen 3 switch
•	Revolutionized home networking and data storage with launch of the new NAS 7800 SoC family
•	Exceeded one million NAS units shipped, validating growing market demand
•	USB Duet technology chosen by NEC for unparalleled connectivity on its new notebooks and netbooks, showing PLX’s ability to innovate both in hardware and software solutions
•	Samsung chose PLX PCI Express Gen 2 switch and USB 2.0 controller for new CLX multifunction printer family showing further global deployment of this technology
•	EDN magazine selects PLX PEX 8696 PCI Express Gen 2 Switch as finalist in annual Innovation Awards competition

Business Outlook

The following statements are based on current expectations.  The Company does not intend to update, confirm or change this guidance until its second-quarter 2010 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the second quarter ended June 30, 2010, are expected to be between $28.0 million and $31.0 million.
•	Gross margins are expected to be approximately 56 percent.
•
Operating expenses are expected to be approximately $15.3 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $1.0 million.

PLX management plans to conduct a conference call and Webcast today at 2:00 p.m. PDT to discuss its first-quarter 2010 financial results, as well as its second-quarter 2010 outlook.  A live Webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at 719.325.2124.  A recorded replay of this Webcast will be available on the PLX Website beginning at 5:00 p.m. (PDT) on April 26, 2010, through 5:00 p.m. (PDT) on May 3, 2010.  To listen to the replay via telephone, call 719.457.0820 and use access code 8455631.

For the live Webcast, listeners should go to the PLX Web site at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX

PLX Technology, Inc. (Nasdaq: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor based connectivity solutions primarily targeting the enterprise and consumer markets.  The Company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

Use of Non-GAAP Financial Information

To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition-related charges, amortization of acquired intangibles and impairment charges.  A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the Company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook”, and statements regarding that PLX is set up for an excellent 2010.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2009, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Editorial contact:	Company contact:
Jerry Steach	Arthur O Whipple, CFO
CommonGround Communications (for PLX)	PLX Technology, Inc.
Tel: 415.222.9996	Tel: 408.774.9060
jsteach@plxtech.com	investor-relations@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31	March 31	December 31
	2010	2009	2009

Net revenues	$28,819	$16,457	$26,638
Cost of revenues	12,471	7,511	10,893
Gross margin	16,348	8,946	15,745

Operating expenses:
Research and development	7,553	7,903	7,364
Selling, general and administrative	6,463	6,895	5,132
Acquisition and restructuring related costs	-	2,630	-
Amortization of purchased intangible assets	648	854	854
Total operating expenses	14,664	18,282	13,350

Income (loss) from operations	1,684	(9,336)	2,395
Interest income and other, net	61	48	22
Loss on fair value assessment	-	(1,190)	-

Income (loss) before provision for income taxes	1,745	(10,478)	2,417
Provision (benefit) for income taxes	239	19	(188)

Net income (loss)	$1,506	$(10,497)	$2,605

Basic net income (loss) per share	$0.04	$(0.31)	$0.07
Shares used to compute basic per share amounts	37,025	33,604	37,012
Diluted net income (loss) per share	$0.04	$(0.31)	$0.07
Shares used to compute diluted per share amounts	37,816	33,604	37,355

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31	December 31
	2010	2009
	(unaudited)	(unaudited)
ASSETS

Cash and investments	$41,902	$40,015
Accounts receivable, net	9,575	9,167
Inventories	10,896	9,628
Property and equipment, net	10,830	10,856
Goodwill	1,367	1,367
Other intangible assets	4,992	5,640
Other assets	6,663	7,347
Total assets	$86,225	$84,020

LIABILITIES

Accounts payable	$7,243	$6,489
Accrued compensation and benefits	1,651	1,261
Accrued commissions	525	740
Other accrued expenses	1,307	1,657
Short term note payable	925	776
Long term note payable	767	1,098
Total liabilities	12,418	12,021

STOCKHOLDERS' EQUITY

Common stock, par value	37	37
Additional paid-in capital	154,270	153,939
Accumulated other comprehensive loss	(116)	(87)
Accumulated deficit	(80,384)	(81,890)
Total stockholders' equity	73,807	71,999
Total liabilities and stockholders' equity	$86,225	$84,020

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(Unaudited)
(in thousands, except per share amounts)
(not prepared in accordance with GAAP)

	Three Months Ended
	March 31	March 31	December 31
	2010	2009	2009
Net Income Reconciliation
GAAP Net Income (Loss)	$1,506	$(10,497)	$2,605
Acquisition and restructuring related costs	-	2,630	-
Share-based compensation	346	340	90
Amortization of purchased intangible assets	648	854	854
Non-GAAP Net Income (Loss)	$2,500	$(6,673)	$3,549

Earnings Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.04	$(0.31)	$0.07
Effect of acquisition and restructuring related costs	-	0.08	-
Effect of share-based compensation	0.01	0.01	-
Effect of amortization of purchased intangible assets	0.02	0.03	0.02
Non-GAAP Diluted Income (Loss) Per Share	$0.07	$(0.19)	$0.09

Operating Income Reconciliation
GAAP Operating Income (Loss)	$1,684	$(9,336)	$2,395
Share-based compensation - COGS	7	10	6
Share-based compensation - R&D	144	109	96
Share-based compensation - SG&A	195	221	(12)
Acquisition and restructuring related costs	-	2,630	-
Amortization of purchased intangible assets	648	854	854
Non-GAAP Operating Income (Loss)	$2,678	$(5,512)	$3,339

Operating Expense Reconciliation
GAAP Operating Expenses	$14,664	$18,282	$13,350
Share-based compensation - R&D	(144)	(109)	(96)
Share-based compensation - SG&A	(195)	(221)	12
Acquisition and restructuring related costs	-	(2,630)	-
Amortization of purchased intangible assets	(648)	(854)	(854)
Non-GAAP Operating Expenses	$13,677	$14,468	$12,412

(1) Refer to "Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial information measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended
	March 31	March 31	December 31
	2010	2009	2009
Net Revenues by Geography
Americas	15%	23%	18%
Asia Pacific	76%	64%	73%
Europe	9%	13%	9%